UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549-1004

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  June 10, 2016

INSIGNIA SYSTEMS, INC.

(Exact name of registrant as specified in its chapter)

Minnesota (State or other jurisdiction of incorporation)	1-13471 (Commission File Number)	41-1656308 (IRS Employer Identification No.)

8799 Brooklyn Blvd., Minneapolis, Minnesota (Address of principal executive offices)	55445 (Zip Code)

Registrant’s telephone number, including area code    (763) 392-6200

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.         Submission of Matters to a Vote of Security Holders

The 2016 Annual Meeting of Shareholders (the “Annual Meeting”) of Insignia Systems, Inc. (“Insignia” or the “Company”) was held on June 10, 2016, in Minneapolis, Minnesota. At the Annual Meeting, there were present in person or by proxy 10,989,234 shares of the Company’s common stock, representing 94.63% of the total outstanding shares. At the Annual Meeting, the Company’s shareholders (1) elected six members of the Board of Directors of the Company; (2) approved, by non-binding vote, the Company’s executive compensation; and (3) ratified the appointment of Baker Tilly Virchow Krause, LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2016.

The final voting results were:

1.   The following directors were elected to serve for one year, and until their successors are elected:

Nominee	Votes For	Votes Withheld	Broker Non-Votes
Sardar Biglari	7,289,966	701,608	2,997,660
Philip L. Cooley	7,315,244	676,330	2,997,660
Michael C. Howe	7,385,511	606,063	2,997,660
Nicholas J. Swenson	7,581,043	410,531	2,997,660
F. Peter Zaballos	7,390,444	601,130	2,997,660
Steven R. Zenz	7,385,644	605,930	2,997,660

2.        The shareholders present in person or by proxy voted to approve, by non-binding vote, the Company’s executive compensation by a vote of 7,151,777 shares in favor, 638,142 shares against, 201,655 shares abstaining and 2,997,660 broker non-votes.

3.        The shareholders present in person or by proxy voted to ratify the appointment of Baker Tilly Virchow Krause, LLP as the independent registered public accounting firm for the year ended December 31, 2016, by a vote of 10,929,069 shares in favor, 54,729 shares against and 5,436 shares abstaining.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Insignia Systems, Inc.
(Registrant)

Date: June 13, 2017	By	/s/ Kristine A. Glancy
Kristine A. Glancy
Chief Executive Officer